Exhibit 99.01
PART I

Item 1. Business
INTRODUCTION AND HISTORY
General

Computer Sciences Corporation (CSC or the Company) is one of the world leaders in the information technology (I/T) and professional services industry. Since it was founded in 1959, the Company has helped clients use I/T more efficiently in order to improve their operations and profitability, achieve business results and focus on core competencies.

CSC offers a broad array of services to clients in the commercial and government markets and specializes in the application of complex I/T to achieve its customers’ strategic objectives. Its service offerings include information technology and business process outsourcing, and I/T and professional services.

Outsourcing involves operating all or a portion of a customer’s technology infrastructure, including systems analysis, applications development, network operations, desktop computing and data center management. CSC also provides business process outsourcing, managing key functions for clients, such as procurement and supply chain, call centers and customer relationship management, credit services, claims processing and logistics.

I/T and professional services include systems integration, consulting and other professional services. Systems integration encompasses designing, developing, implementing and integrating complete information systems. Consulting and professional services includes advising clients on the strategic acquisition and utilization of I/T and on business strategy, security, modeling, simulation, engineering, operations, change management and business process reengineering.

The Company also licenses sophisticated software systems for the financial services and other industry-specific markets and provides a broad array of end-to-end business solutions that meet the needs of large commercial and government clients. The Company focuses on delivering results by combining business innovation skills with seasoned delivery expertise to provide flexible and scalable solutions. To do so, CSC draws on its vast experience in designing, building and maintaining large, complex, mission-critical systems and applies this knowledge to today’s business challenges.

CSC does not have exclusive agreements with hardware or software providers and believes this vendor neutrality enables it to better identify and manage solutions specifically tailored to each client’s needs.

Major Markets

CSC provides its services to clients in domestic and international commercial industries and to the U.S. federal and foreign governments. Segment and geographic information is included in Note 15 to the consolidated financial statements for the year ended March 28, 2008.

The Company provides services within three broad service lines:  Business Solutions and Services (BS&S), Global Outsourcing Services (GOS) and North American Public Sector (NPS).  The BS&S line of business includes the BS&S − Consulting, BS&S − Financial Services Sector and BS&S − Other reportable segments.  The BS&S − Other segment includes the Company’s BS&S operations in Asia, Australia and India.

  The Business Solutions and Services line of business, which is comprised of the BS&S − Consulting segment, the BS&S − Financial Services Sector segment and the BS&S − Other segment, provides consulting and systems integration services through the BS&S − Consulting and BS&S − Other segments and business process outsourcing and software and software maintenance services through the BS&S − Financial Services Sector segment.  In addition, the BS&S − Other segment provides professional technology staffing services in Australia and computer equipment repair and maintenance services in Asia and the BS&S − Financial Services Sector segment provides credit reporting services in the United States.

The Company’s GOS line of business provides information systems outsourcing services to clients in a broad array of industries including, aerospace and defense, automotive, chemical and natural resources, consumer goods, financial services, healthcare, manufacturing, retail and distribution, telecommunications, and technology.

The Company’s NPS line of business has provided I/T services to the U.S. federal government since 1961 is a leading federal contractor and is one of its top I/T service providers. CSC serves a broad federal customer base, including most civil departments and branches of the military, as well as the Department of Homeland Security. The Company provides a broad spectrum of services to the U.S. federal government, ranging from traditional systems integration and outsourcing to complex project management and technical services. Key offerings include enterprise modernization, telecommunications and networking, managed services, base and range operations, and training and simulation.

Geographically, CSC has major operations throughout North America, Europe and the Asia-Pacific region, including India.

During the last three fiscal years, the Company’s revenue mix by line of business was as follows:

	2008	2007	2006
BS&S − Consulting	11%	11%	10%
BS&S – Financial Services Sector	6	7	7
BS&S − Other	8	4	4
Business Solutions and Services	25	22	21
Global Outsourcing Services	41	43	45
North American Public Sector	35	36	35
Corporate
Subtotal	101	101	101
Eliminations	(1)	(1)	(1)
Total Revenues	100%	100%	100%

Fiscal 2008 Overview

During fiscal 2008, CSC announced awards valued at approximately $15.4 billion, including $4.1 billion in BS&S line of business awards, $2.1 billion of GOS awards and $9.2 billion of awards with the U.S. federal government.  The Company changed its methodology for determining the announced value for certain awards.  For the North American Public Sector announced values for ID/IQ awards represent the expected contract value at the time a task order is awarded under the contract.  The announced values for BS&S line of business awards are based on firm commitments.

The Company’s former Chairman and Chief Executive Officer, Van B. Honeycutt, entered into a retirement agreement with the Company pursuant to which Mr. Honeycutt resigned as Chief Executive Officer effective May 21, 2007, and as Chairman July 30, 2007.  Mr. Michael W. Laphen was elected President and Chief Executive Officer May 22, 2007 and Chairman of the Board of Directors July 30, 2007.

On January 30, 2008, Michael E. Keane resigned as Chief Financial Officer of the Company.  The Board of Directors appointed Donald G. DeBuck, Vice President and Controller, to serve as the Company’s Chief Financial Officer effective January 31, 2008.

 During the fourth quarter of fiscal 2008 the Company completed the restructuring program announced in April 2006.   The program was designed to streamline CSC’s global operations and increase the use of lower cost resources, and involved workforce reductions during fiscal 2007 and 2008 to address excess capacity in certain geographies.  As a result of the restructuring program the Company reduced its workforce by 1,400 and 4,400 during fiscal 2008 and 2007, respectively, with the majority of these reductions, 3,900, occurring in Europe.  The restructuring plan resulted in savings of approximately $389 million and $180 million during fiscal 2008 and 2007, respectively.  The restructuring charges consisted predominantly of severance and related employee payments resulting from termination.  The combined pre-tax restructuring charge incurred as a result of the restructuring plan was $466.8 million, of which $133.4 million was incurred during fiscal 2008.

Project Accelerate

 During fiscal 2008 the Company began the implementation of a comprehensive growth strategy with the launch of Project Accelerate.  Project Accelerate has five key growth initiatives:

•
Providing industry-specific offerings including business solutions, consulting services and business process outsourcing services for the Financial Services, Healthcare, Manufacturing, Public Sector, Chemical, Energy & Natural Resources and Technology and Consumer Products industries.  In support of this initiative, the Company acquired First Consulting Group during the fourth quarter of fiscal 2008 expanding its offerings to the Healthcare industry.

•
Growth and utilization of offshore capabilities, particularly in India.  As part of this initiative the Company acquired Covansys Corporation during fiscal 2008.   Covansys Corporation provides the Company with the capability to sell low cost offshore solutions directly to existing and potential clients.  During fiscal 2008, the Company consolidated its existing operations in India with those acquired from Covansys. The Company’s acquisition of First Consulting Group provided additional resources in India as well as operational capabilities in Vietnam.

•
Further expand the Company’s ability to provide business solutions, consulting services and business process outsourcing services internationally.  To this end the Company has focused on expanding its capabilities in Asia, Latin America and Eastern Europe.

•
Enhance the Company’s ability to deliver outsourcing services to its clients throughout their global organizations on a consistent basis and provide the full range of the Company’s technical service offerings to its outsourcing clients.  The Company has expanded its offerings and its marketing and sales efforts for mid-size outsourcing deals.

•	Expanding and strengthening the service offerings to the public sector and continuing to improve the Company’s ability to effectively compete for contracts with the U.S. federal government.

To accomplish these goals the Company has realigned the organization of certain of its business units in order to match the structure of the Company’s operations to these stated goals.

Relocation of Corporate Headquarters

The Company’s Board of Directors approved the relocation of the Company’s corporate headquarters from El Segundo, California to Falls Church, Virginia in January, 2008.  The Company’s North American Public Sector and U.S. outsourcing businesses are headquartered in Falls Church, Virginia and the relocation provides strategic advantages for senior management as well as other corporate functions.  The relocation was effective March 29, 2008.

Acquisitions

During July, 2007 the Company acquired Covansys Corporation, a publicly held U.S. global consulting and technology services company for approximately $1.3 billion net of acquired cash.  The acquisition of Covansys Corporation has increased the Company’s delivery capabilities in India and expanded the Company’s offshore service offerings.

During the fourth quarter of fiscal 2008 the Company acquired First Consulting Group for approximately $275 million net of cash acquired.  The acquisition of First Consulting Group enhances the Company’s Healthcare industry offerings as well as expands the Company’s offshore capabilities in India and Vietnam.

For further discussion of these acquisitions, please see Note 3 to the consolidated financial statements.

Business Solutions and Services Market Highlights

The BS&S line of business new contracts awarded during fiscal 2008 totaled $4.1 billion compared to $3.7 billion of awards in fiscal 2007.  The award total for fiscal 2008 was from a number of smaller awards and these awards were in various different regions of the world.  The prior awards included a significant award from the UK National Health Service.

Global Outsourcing Services Market Highlights

The Global Outsourcing Services market new contracts awarded during fiscal 2008 totaled $2.1 billion compared to $4.0 billion awarded during fiscal 2007.  The trend in commercial awards reflects trends in the broader industry, which has experienced a decrease in the scope and/or term of the contracts awarded as some customers have moved away from single sourcing their information technology needs to employing multiple vendors to meet their needs for information services.  Offshore information technology outsourcing direct sellers have been awarded an increasing share of awards as they compete directly with domestic suppliers of these services.  The decline in awards for CSC reflects these trends.  During fiscal 2008, and related to the Project Accelerate initiatives, the Company has focused additional effort on its marketing efforts for mid-size awards and acquired an offshore-direct supplier of IT services.

North American Public Sector Market Highlights

New business awards for the North American Public Sector were $9.2 billion for fiscal 2008.  The awards reflect continued demand by the U.S. federal government for information services, particularly the Department of Defense. Several of the awards to the North American Public Sector during fiscal 2008 were significant and are described in the following discussion.

The Company’s largest U.S. federal government award during the fiscal year was a five year contract with a five year option with the U.S. General Services Administration valued by CSC at $900 million.  The Company is one of 29 firms that have been selected to provide the agencies with integrated I/T solutions under the GSA Alliant contract.

CSC signed an $820 million, ten month contract with nine one-year options, with the U.S. Air Force Space Command to provide technical services at the Air Force’s Eastern Range.  Under the agreement CSC will provide operation and maintenance services for instrumentation, communications and information systems.

CSC entered into a $613 million, two year agreement with three one-year options with the Defense Information Systems Agency. Under the ID/IQ contract CSC will provide network engineering services for the Defense Information System Network (DISN) Network Management Support Services.

CSC also signed a $597 million, two to eight year contract with the National Aeronautics and Space Administration (NASA).  Under the agreement CSC will provide supercomputing services to the NASA Advanced Supercomputing Division.

COMPETITION

The I/T and professional services markets in which CSC competes are not dominated by a single company or a small number of companies. A substantial number of companies offer services that overlap and are competitive with those offered by the Company. Some of these are large industrial firms, including computer manufacturers and major aerospace firms that may have greater financial resources than CSC and, in some cases, may have greater capacity to perform services similar to those provided by the Company.  The increased importance of offshore labor centers has brought a number of foreign-based firms into competition with CSC.

CSC’s ability to obtain business is dependent upon its ability to offer better strategic concepts and technical solutions, better value, a quicker response, more flexibility or a combination of these factors. In the opinion of the Company’s management, CSC’s lines of business are positioned to compete effectively in the Business Services and Solutions, Global Outsourcing Services and U.S. federal government markets based on its technology and systems expertise and large project management skills. It is also management’s opinion that CSC’s competitive position is enhanced by the full spectrum of I/T and professional services it provides, from consulting to software and systems design, implementation and integration, to information technology and business process outsourcing to technical services, delivered to a broad commercial and government customer base.

EMPLOYEES

The Company has offices worldwide, and as of March 28, 2008 employed approximately 89,000 persons. The services provided by CSC require proficiency in many fields, such as computer sciences, programming, mathematics, physics, engineering, astronomy, geology, operations, research, economics, statistics and business administration.

U.S. SECURITIES AND EXCHANGE COMMISSION REPORTS

All of the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports, filed with or furnished to the U.S. Securities and Exchange Commission (SEC) on or after January 19, 1995 are available free of charge through the Company’s Internet website, www.csc.com, as soon as reasonably practical after the Company has electronically filed such material with, or furnished it to, the SEC.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

All statements and assumptions contained in this Annual Report and in the documents attached or incorporated by reference that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements represent current expectations and beliefs of CSC, and no assurance can be given that the results described in such statements will be achieved.

Forward-looking information contained in these statements include, among other things, statements with respect to CSC’s financial condition, results of operations, cash flows, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities, plans and objectives of management, and other matters. Such statements are subject to numerous assumptions, risks, uncertainties and other factors, many of which are outside of CSC’s control, which could cause actual results to differ materially from the results described in such statements. These factors include without limitation those listed below under Item 1A. Risk Factors.

Forward-looking statements in this Annual Report speak only as of the date of this Annual Report, and forward-looking statements in documents attached or incorporated by reference speak only as to the date of those documents. CSC does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this Annual Report or to reflect the occurrence of unanticipated events, except as required by law.